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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 and 1996 Stock Option Plans and the 1997 Employee Stock Purchase Plan of Digital Video Systems, Inc. of our report dated August 21, 1997, with respect to the financial statements of Arris
Interactive LLC - Digital Video Division for the year ended December 31, 1995 included in the Current Report on Form 8-K/A of Digital Video Systems, Inc. dated October 10, 1997, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP


October 27, 1997